UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 25, 2009
PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-1.1: TERMS AGREEMENT
EX-4.1: FORM OF NOTE

Item 8.01.	Other Events.
     PepsiCo Senior Notes Offering.
     On February 25, 2009, PepsiCo, Inc. (“PepsiCo”) announced an offering of $1.0 billion aggregate principal amount of its 3.75% senior notes due 2014 (the “Notes”). Morgan Stanley & Co. Incorporated, Muriel Siebert & Co., Inc. and UBS Securities LLC were joint bookrunners for the offering of the Notes.
     The public offering price of the Notes was 99.788% of the principal amount. PepsiCo is expected to receive net proceeds, after deducting underwriting discounts and estimated offering expenses, of approximately $994 million and intends to use such net proceeds for general corporate purposes.
     The Notes were offered and sold pursuant to a Terms Agreement (the “Terms Agreement”) dated February 25, 2009 (incorporating the Underwriting Agreement Standard Provisions dated February 25, 2009) among PepsiCo and the representatives of the several underwriters, under PepsiCo’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-154314), filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2008. PepsiCo has filed with the SEC a prospectus supplement, dated February 25, 2009, together with the accompanying prospectus, dated October 15, 2008, relating to the offer and sale of the Notes.
     The Notes are expected to be issued on March 2, 2009 pursuant to an Indenture (the “Indenture”) dated as of May 21, 2007 between PepsiCo and The Bank of New York Mellon, as Trustee. The Notes will bear interest at the rate of 3.75% per year, with interest payable on March 1 and September 1 of each year, beginning on September 1, 2009, and will mature on March 1, 2014. PepsiCo will be able to redeem some or all of the Notes at any time and from time to time at the greater of 100% of the principal amount of the Notes being redeemed and the discounted present value of such Notes, discounted at the corresponding U.S. Treasury rate plus 30 basis points. The Notes will be unsecured obligations of PepsiCo and will rank equally with all of PepsiCo’s other unsecured senior indebtedness. The Indenture also contains customary event of default provisions.
     The above description of the Terms Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Terms Agreement, the Indenture and the form of Note. Each of the Terms Agreement and the form of Note is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 1.1 and Exhibit 4.1, respectively. The Indenture was previously filed as Exhibit 4.3 to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
1.1	Terms Agreement dated February 25, 2009 (incorporating the Underwriting Agreement Standard Provisions dated February 25, 2009) among PepsiCo and Morgan Stanley & Co. Incorporated, Muriel Siebert & Co., Inc. and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	Form of Note.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2009	PepsiCo, Inc.
	By:	/s/ Thomas H. Tamoney, Jr.
Thomas H. Tamoney, Jr.
Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.1
Terms Agreement dated February 25, 2009 (incorporating the Underwriting Agreement Standard Provisions dated February 25, 2009) among PepsiCo and Morgan Stanley & Co. Incorporated, Muriel Siebert & Co., Inc. and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	Form of Note.